Presentation to

BENCHMARK BANKSHARES, INC.

December 16, 2004

Discussion Topics

I Going private considerations

II Valuation considerations

III Pink Sheets

Davenport & Company LLC Confidential Page 2

Going private considerations

Definition

SEC Deregistration

Must have less than 300 shareholders of record

Shares held in street name at brokerage firms count as one shareholder

Must file with SEC to suspend registration

Must cease trading on an exchange, NASDAQ or OTC Bulletin Board

May continue to trade in the “Pink Sheets” or “Desk Drawer”

Reducing the Shareholder Count

Odd-lot and other share repurchase programs

Reverse split and cash-out of fractional shares

Increasing number of shares held in “street name”

Davenport & Company LLC Confidential Page 3

Going private considerations pros and cons of going private

Pro

No SEC reporting requirements

Provisions of Sarbanes -

Oxley no longer apply

Substantial cost savings resulting from the above

Might result in less volatility in stock price

Through the matching of buyers and sellers versus a true market

Ability to focus on long-term value creation versus quarterly earnings

Con

Potential loss of shareholder liquidity

Orders to buy or sell may no longer be solicited; limiting the universe of potential buyers

Loss of capital used to reduce the shareholder count under 300

Risk that the shareholder count for registration is changed in the future from 300 shareholders of record to 300 beneficial owners

Resentment from small shareholders for being redeemed or forced to retitle their shares

Because of FDICIA, private banks over $500 million must incur many of the compliance costs of Sarbanes-Oxley

Insiders lose ability to sell under 144

Not practical to have a dividend reinvestment plan

Davenport & Company LLC Confidential Page 4

Going private considerations

Mechanics of benchmark going private

Reduction of shareholder count via reverse split

Authorization and shareholder approval of a reverse split

Amend articles to provide for redemption of fractional shares

Redeem all fractional shares not held in street name

Follow the reverse split with a forward split to “restore” shares

File Form 15 with SEC to suspend registration

The suspension is effective 90 days after filing

Or sooner if agreed to by the SEC

But the obligation to file periodic reports under Section 13(a) is suspended immediately (proxy rules continue to apply during the 90-day period)

During the first half of 2004 approximately 240 companies filed Form 15

Davenport & Company LLC Confidential Page 5

Davenport & Company LLC Confidential Page 6

VALUATION considerations

Benchmark Price and volume history

Ave. Daily Volume (Monthly)

Adj. Close

10,000 9,000 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0

Ja n-00 Jan-01 Jan- 02 Jan- 03 Jan-04

$20.00 $16.00 $12.00 $8.00 $4.00 $0.00

VALUATION considerations

Benchmark Valuation history

Benchmark P/E

14.0 13.0 12.0 11.0 10.0 9.0 8.0

Dec-99 Dec-00 Dec-01 Dec-02 Dec-03

Benchmark P/BV

170% 160% 150% 140% 130% 120% 110% 100%

Dec-99 Dec-00 Dec-01 Dec-02 Dec-03

Davenport & Company LLC Confidential Page 7

VALUATION considerations

Valuation Primer

Standards of Value

Market value – current market price. In situations where an efficient market for a property does not exist, market value may differ from fair market value.

Fair market value – the price at which property would change hands between willing and knowledgeable parties when neither is under any compulsion to act. Minority interest discounts generally apply.

Fair value – generally the standard in most states involving cases of dissenting stockholders’ appraisal rights. Minority interest discounts are generally not permitted.

Davenport & Company LLC Confidential Page 8

VALUATION considerations cash-out of fractional shares

Good faith determination of value by the Board

VA Code 13.1-641 E – “When a corporation is to pay in money the value of fractions of a share such value shall be determined by the board of directors. A good faith judgment of the board as to the value of a fractional share is conclusive.” The Delaware Supreme Court has permitted a widely held company to pay fair market value, which it deemed to constitute “fair value,” in a reverse/forward split transaction if it remains widely held after the transaction. Applebaum v. Avaya C.A. No. 19342

The Court’s rationale included the fact that (i) the nature of the corporation was not being altered as a result of the transaction, (ii) minority shareholders were not being frozen-out as they could simply repurchase their shares after the reverse/forward split with their proceeds from the cash-out, (iii) no controlling shareholder was benefiting at the expense of the minority shareholders being cashed-out and (iv) that fair value in this transaction did not necessarily conform to fair value under the states dissenting stockholder statue It is uncertain whether this ruling would extend to a corporation that deregistered and ceased being a public company following the reverse/forward split The distinction between “fair market value” and “fair value” is important since the fair value standard generally incorporates a control premium when determining value

Davenport & Company LLC Confidential Page 9

VALUATION considerations cash-out of fractional shares

Factors supporting the use of fair market value on a minority interest basis

Minority shareholders are not being frozen-out

Shares registered in street name will not be cashed-out and all shareholders will be given the opportunity to register their shares in street name or the beneficial holder’s name prior to the reverse split

Cashed-out shareholders are expected to have the ability to repurchase their ownership position from the “desk-drawer” or via the “pink sheets” following the transaction

No control shareholder will benefit at the expense of minority shareholders that are cashed out

The nature of the Company is not being altered via a merger

Paying a control premium to shareholders being cashed-out would penalize the remaining shareholders since no sale of the Bank is expected in the foreseeable future

Factors supporting the use of fair value with a control premium

The Company is not currently traded on a national exchange or Nasdaq and will not be eligible for trading on the OTC Bulletin Board following the transaction The Company will deregister its shares and cease being a reporting company following the transaction Cashed-out shareholders may have difficulty repurchasing their positions following the transaction

Davenport & Company LLC Confidential Page 10

VALUATION considerations

BENCHMARK COMMUNITY BANK

Guideline public companies

	Last Twelve Month Financial Performance										
Company Name	Total Assets ($000)	ROAA (%)	ROAE (%)	Core ROAE (%)	Net Interest Margin (%)	Efficiency Ratio (%)	Non-Int. Inc./Oper. Revenue (%)	Tangible Equity/ Tg. Assets (%)	NPAs/ Assets (%)	NCOs/ Average Loans (%)	Reserves/ Loans (%)
First Community Bancshares Inc	1,826,542	1.22	12.24	13.68	4.45	53.80	18.27	6.75	0.31	0.39	1.32
Union Bankshares Corp.	1,644,582	1.21	12.37	12.33	4.05	62.47	30.33	7.45	0.69	-0.09	1.26
Virginia Financial Group	1,439,756	1.01	11.88	11.95	4.05	62.31	22.43	7.46	0.28	0.07	1.09
Eastern Virginia Bankshares	705,142	1.08	12.98	12.58	4.75	64.00	13.04	7.45	0.67	0.19	1.36
Old Point Financial Corp.	692,021	1.29	13.07	12.84	4.10	61.61	26.51	9.81	0.35	0.23	1.09
American National Bankshares	623,439	1.53	13.54	13.23	3.84	48.34	24.09	11.37	0.73	0.36	1.41
Highlands Bankshares Inc.	574,760	0.85	12.99	11.97	3.68	62.39	19.31	6.67	NA	0.39	1.11
Bk of Southside Virginia Corp.	445,602	2.27	12.71	NA	5.42	41.31	NA	18.32	NA	0.18	2.42
F & M Bank Corp.	365,088	1.27	12.51	11.86	3.85	54.16	17.37	8.10	0.00	0.10	0.53
Chesapeake Financial Shares	354,125	0.96	13.40	12.66	4.15	76.34	38.42	7.38	NA	0.34	1.24
Commonwealth Bankshares Inc.	342,045	0.85	13.24	11.80	4.12	64.94	14.25	NA	0.57	0.05	1.10
BOE Financial Services of VA	232,582	1.18	11.84	11.71	4.36	63.27	14.17	10.22	NA	0.33	1.21
Botetourt Bankshares Inc.	209,244	1.09	12.09	12.09	4.30	58.59	12.91	9.06	0.29	0.28	1.25
Shenandoah National Bank	118,569	0.74	13.01	NA	3.16	58.05	10.26	6.11	0.87	0.06	1.28
Central National Bank	114,853	0.86	12.33	NA	3.36	55.74	9.56	7.90	1.20	0.05	1.52
Average:	**645,890**	**1.16**	**12.68**	**12.39**	**4.11**	**59.15**	**19.35**	**8.86**	**0.54**	**0.20**	**1.28**
Median:	**445,602**	**1.09**	**12.71**	**12.21**	**4.10**	**61.61**	**17.82**	**7.68**	**0.57**	**0.19**	**1.25**
Benchmark Bankshares Inc.	**284,623**	**1.33**	**13.00**	**12.95**	**4.12**	**55.63**	**12.39**	**10.71**	**0.22**	**0.12**	**0.90**

Criteria used to generate peers:
- Closest 15 companies based on ROAE
- State = VA

Davenport & Company LLC Confidential Page 11

VALUATION considerations

BENCHMARK COMMUNITY BANK

Guideline public companies

				Current Market Performance (as of 12/14/2004)						
Company Name	State	Ticker	Period Ended	Market Value ($M)	Price/LTM Earnings (x)	Price/ Estimated EPS (x)	Price/LTM Core EPS (x)	Price/ Tangible Book (%)	Current Dividend Yield (%)
First Community Bancshares Inc	VA	FCBC	09/30/2004	414.7	19.4	18.53	17.25	348.18	2.71
Union Bankshares Corp.	VA	UBSH	09/30/2004	342.3	19.2	19.36	19.25	286.38	1.78
Virginia Financial Group	VA	VFGI	09/30/2004	264.2	18.7	17.49	18.61	249.45	2.17
Eastern Virginia Bankshares	VA	EVBS	09/30/2004	116.3	15.7	15.69	16.19	223.91	2.52
Old Point Financial Corp.	VA	OPOF	09/30/2004	134.3	16.2	NA	16.47	197.76	1.91
American National Bankshares	VA	AMNB	09/30/2004	137.4	14.6	14.65	14.90	194.13	3.21
Highlands Bankshares Inc.	VA	HBKA	09/30/2004	69.3	15.5	NA	16.81	180.84	0.58
Bk of Southside Virginia Corp.	VA	BSSC	09/30/2004	98.8	NA	NA	NA	122.44	0.00
F & M Bank Corp.	VA	FMBM	09/30/2004	64.6	16.0	NA	16.88	222.23	2.83
Chesapeake Financial Shares	VA	CPKF	09/30/2004	41.5	13.1	NA	13.88	158.91	2.09
Commonwealth Bankshares Inc.	VA	CWBS	09/30/2004	55.3	17.7	NA	20.43	NA	1.06
BOE Financial Services of VA	VA	BSXT	09/30/2004	34.4	12.5	NA	12.63	145.09	2.07
Botetourt Bankshares Inc.	VA	BORT	09/30/2004	27.7	12.6	NA	12.64	146.28	2.13
Shenandoah National Bank	VA	SDOH	06/30/2004	9.0	10.2	NA	10.24	123.95	0.00
Central National Bank	VA	CKLV	06/30/2004	10.6	10.2	NA	10.16	117.28	0.00
Average:				**121.4**	**15.1**	**17.14**	**15.45**	**194.06**	**1.67**
Median:				**69.3**	**15.6**	**17.49**	**16.33**	**187.49**	**2.07**
Benchmark Bankshares Inc.		**BMRB**	**09/30/2004**	**50.6**	**13.7**	**NA**	**13.77**	**165.85**	**2.47**

Criteria used to generate peers:
- Closest 15 companies based on ROAE
- State = VA

Davenport & Company LLC Confidential Page 12

VALUATION considerations

Guideline public companies

Low Median High

Price to LTM Earnings 13.6x 15.6x 17.6x

Benchmark LTM EPS 1.24 1.24 1.24

16.86 19.34 21.82

Price to Tangible Book Value 1.67x 1.87x 2.07x

Benchmark Tangible Book 10.25 10.25 10.25

17.17 19.22 21.27

Benchmark data is as of and for the last twelve months (LTM) ended 9/30/04

Davenport & Company LLC Confidential Page 13

VALUATION considerations

BENCHMARK COMMUNITY BANK

Guideline transactions

Seller	State	Target Assets ($000)	Target Equity ($000)	Date Announced	at Announcement Deal Value ($M)	Price/ Book (%)	Price/ Tang. Book (%)	Price/LTM Earnings (x)	Premium/ Stock Price
Century National Bank	FL	283,785	17,880	11/30/04	46.2	258.35	258.35	30.80	NA
BankTennessee	TN	191,154	14,232	11/22/04	17.5	122.96	122.96	NM	NA
Pointe Financial Corp.	FL	374,265	35,609	10/27/04	103.7	291.13	316.49	33.29	NA
Madison Bancshares Inc.	FL	197,429	16,076	3/19/04	66.4	380.76	380.76	31.14	35.92
Renasant Bancshares Inc.	TN	213,535	16,969	2/17/04	56.8	334.65	334.65	47.13	NA
Guaranty Financial Corp.	VA	197,075	19,808	12/19/03	54.1	267.79	267.79	28.02	35.25
Enterprise Bancshares Inc.	TN	262,169	19,758	12/11/03	53.1	268.90	281.89	41.70	NA
Harbor Bank	VA	262,983	22,946	10/23/03	87.2	308.07	327.01	40.65	61.29
Peoples Florida Banking Corp	FL	230,664	16,175	10/7/03	77.6	479.88	479.88	28.18	NA
Community Financial Group Inc.	AR	308,880	26,742	8/1/03	43.0	160.80	164.51	44.70	NA
Community Bank	NC	241,764	25,539	7/30/03	77.4	303.18	303.18	18.71	56.14
CommerceSouth Inc.	AL	312,434	28,289	5/28/03	73.1	234.81	244.72	23.39	64.51
MSB Shares Inc.	AR	323,554	12,709	2/20/03	12.4	97.18	97.18	NM	NA
Mountain Bancshares, Inc.	AR	211,190	15,805	2/13/03	30.5	192.98	192.98	13.74	NA
First Georgia Holding Inc.	GA	260,873	20,918	1/23/03	42.1	201.19	204.98	27.16	36.14
Average:		**258,117**	**20,630**		**56.1**	**260.18**	**265.16**	**31.43**	**48.21**
Median:		**260,873**	**19,758**		**54.1**	**267.79**	**267.79**	**31.14**	**46.14**
Benchmark Bankshares Inc.	**VA**	**284,623**	**30,491**			**165.85**	**165.85**	**13.71**	

Criteria used to generate comparables:
- Closest 15 deals based on TA: Assets
- Target Region = Southeast

Davenport & Company LLC Confidential Page 14

VALUATION considerations

Guideline transactions

Low Median High

Price to LTM Earnings 29.1x 31.1x 33.1x

Benchmark LTM EPS 1.24 1.24 1.24

36.08 38.56 41.04

Price to Tangible Book Value 2.48x 2.68x 2.88x

Benchmark Tangible Book 10.25 10.25 10.25

25.42 27.47 29.52

Premium paid 31.0% 46.0% 61.0%

Benchmark stock price (12/15) 17.00 17.00 17.00

22.27 24.82 27.37

Davenport & Company LLC Confidential Page 15

VALUATION considerations

Buyer accretion/dilution analysis

(dollars in thousands, except per share amounts)

LTM 9/30/04 10% Cost Savings 20% 30%

Net interest income $10,929 10,929 10,929 10,929

Provision (142) (142) (142) (142)

Other income 1,570 1,570 1,570 1,570

Operating expenses (7,109) (6,398) (5,687) (4,976)

Pretax income 5,248 5,959 6,670 7,381

Income taxes (1) (1,468) (1,710) (1,951) (2,193)

Net income $3,780 $4,249 $4,718 $5,188

Efficiency ratio 57% 51% 46% 40%

Common shares outstanding - 3,045 3,045 3,045 3,045

EPS—Diluted $1.24 $1.40 $1.55 $1.70

BVPS at 9/03 $10.25 $10.25 $10.25 $10.25

Price Matrix Cost Savings

P/E Multiple 10% 20% 30%

13.0x $18.14 $20.14 $22.15

15.0x $20.93 $23.24 $25.55

17.0x $23.72 $26.34 $28.96

(1) Implied tax rate of 34% on cost savings

Davenport & Company LLC Confidential Page 16

VALUATION considerations

Discounted Cash Flow Analysis – Before Repurchase

2004 2005 2006 Projected 2007 2008 2009

Interest income $16,479 $17,629 $18,979 $20,427 $21,981 $23,647

Interest expense 5,535 6,049 6,648 7,297 8,000 8,762

Net interest income 10,944 11,579 12,331 13,130 13,981 14,885

Provision (189) (413) (438) (464) (492) (522)

Other income 1,581 1,675 1,776 1,882 1,995 2,115

Operating expenses (7,251) (7,686) (8,147) (8,636) (9,154) (9,703)

Pretax income 5,085 5,156 5,522 5,913 6,330 6,776

Income taxes 1,523 1,547 1,657 1,774 1,899 2,033

Net income 3,563 3,609 3,865 4,139 4,431 4,743

Less dividends (1,253) (1,379) (1,517) (1,668) (1,835) (2,018)

Retained income $2,309 $2,230 $2,349 $2,471 $2,596 $2,725

ROAA 1.25% 1.20% 1.21% 1.22% 1.24% 1.25%

ROAE 12.3% 11.5% 11.5% 11.5% 11.5% 11.5%

Net interest margin (not fte) 4.21% 4.20% 4.22% 4.24% 4.26% 4.28%

Efficiency ratio 57.9% 58.0% 57.8% 57.5% 57.3% 57.1%

Average equity & TPS to average assets 10.2% 10.4% 10.5% 10.6% 10.7% 10.8%

Average shares outstanding—diluted 3,045 3,045 3,045 3,045 3,045 3,045

EPS—diluted 1.17 1.19 1.27 1.36 1.46 1.56

Dividends per share 0.42 0.46 0.51 0.56 0.61 0.68

Present value matrix

Terminal Value P/E Multiple

Discount rate 13.0x 14.0x 15.0x 16.0x 17.0x

10% $14.67 $15.64 $16.61 $17.57 $18.54

11% $14.06 $14.99 $15.91 $16.83 $17.76

12% $13.48 $14.36 $15.25 $16.13 $17.02

Davenport & Company LLC Confidential Page 17

VALUATION considerations

Discounted Cash Flow Analysis – After Repurchase

Projected

2004 2005 2006 2007 2008 2009

Interest income $16,479 $17,629 $18,979 $20,427 $21,981 $23,647

Interest expense 5,535 6,508 7,178 7,840 8,556 9,331

Net interest income 10,944 11,121 11,800 12,587 13,425 14,316

Provision (189) (413) (438) (464) (492) (522)

Other income 1,581 1,675 1,776 1,882 1,995 2,115

Operating expenses (7,251) (7,686) (8,147) (8,636) (9,154) (9,703)

Pretax income 5,085 4,697 4,991 5,370 5,774 6,206

Income taxes 1,523 1,409 1,497 1,611 1,732 1,862

Net income 3,563 3,288 3,494 3,759 4,042 4,344

Less dividends (1,253) (1,256) (1,371) (1,515) (1,674) (1,849)

Retained income $2,309 $2,032 $2,123 $2,244 $2,368 $2,495

ROAA 1.25% 1.09% 1.09% 1.11% 1.13% 1.14%

ROAE 12.3% 17.2% 16.4% 16.0% 15.7% 15.4%

Net interest margin (not fte) 4.21% 4.04% 4.04% 4.07% 4.09% 4.12%

Efficiency ratio 57.9% 60.1% 60.0% 59.7% 59.4% 59.1%

Average equity & TPS to average assets 10.2% 8.4% 8.5% 8.7% 8.9% 9.0%

Average shares outstanding—diluted 3,045 2,745 2,445 2,445 2,445 2,445

EPS—diluted 1.17 1.20 1.43 1.54 1.65 1.78

Dividends per share 0.42 0.47 0.57 0.63 0.70 0.77

Present value matrix

Terminal Value P/E Multiple

Discount rate 13.0x 14.0x 15.0x 16.0x 17.0x

10% $16.67 $17.77 $18.88 $19.98 $21.08

11% $15.97 $17.03 $18.08 $19.14 $20.19

12% $15.31 $16.32 $17.33 $18.34 $19.34

Assumes $12 million is repurchased at $20 per share and $6 million of Trust Preferred Securites are issued

Davenport & Company LLC Confidential Page 18

VALUATION considerations summary

No Control Premium Control Premium

Low Mid High Low Mid High

Guideline public companies

P/E $16.86 $19.34 $21.82

P/TBV $17.17 $19.22 $21.27

Guideline transactions

P/TBV $25.42 $27.47 $29.52

Premium paid $22.27 $24.82 $27.37

Buyer accretion/dilution $18.14 $23.24 $28.96

Discounted cash flow—before repurchase $13.48 $15.91 $18.54

Discounted cash flow—after repurchase $15.31 $18.08 $21.08

MEDIAN $16.09 $18.65 $21.18 $22.27 $24.82 $28.96

Davenport & Company LLC Confidential Page 19

VALUATION considerations

Pro Forma EPS and Book Value

(With Trust Preferred Issuance)

Actual Repurchase Pro Forma 9/30/04 with Repurchases of:

9/30/04 Price $2 million $4 million $6 million $8 million $10 million $12 million

Per Share Data

Year to Date EPS $0.89 $20.00 $0.87 $0.89 $0.91 $0.93 $0.94 $0.96

$19.00 $0.87 $0.90 $0.92 $0.94 $0.95 $0.97

$18.00 $0.88 $0.90 $0.93 $0.94 $0.96 $0.99

Last Twelve Months EPS $1.24 $20.00 $1.25 $1.30 $1.34 $1.37 $1.39 $1.42

$19.00 $1.25 $1.30 $1.35 $1.38 $1.41 $1.44

$18.00 $1.26 $1.31 $1.36 $1.39 $1.42 $1.46

Book Value per Share $10.25 $20.00 $9.91 $9.55 $9.16 $8.74 $8.28 $7.79

$19.00 $9.93 $9.58 $9.21 $8.81 $8.37 $7.89

$18.00 $9.95 $9.62 $9.27 $8.89 $8.47 $8.01

Trust Preferred Securities Assumed to be Issued $- $- $- $- $2,000,000 $4,000,000 $6,000,000

Pro forma data assumptions:

(1) Per share repurchase price ranging from $18—$20.

(2) Cost of going private transaction estimated to be $130,000 plus a 0.50% placement fee on the trust preferred securities issued. (3) Cost of funds related to trust preferred securities estimated to be 4.60% based on 3-month libor of 2.45% and spread of 2.15%. (4) Cost of funds related to cash used to fund repurchase amount assumed to be 3%.

Davenport & Company LLC Confidential Page 20

VALUATION considerations

Pro Forma EPS and Book Value

(Without Trust Preferred Issuance)

Actual Repurchase Pro Forma 9/30/04 with Repurchases of:

9/30/04 Price $2 million $4 million $6 million $8 million $10 million $12 million

Per Share Data

Year to Date EPS $0.89 $20.00 $0.87 $0.89 $0.91 $0.94 $0.96 $0.99

$19.00 $0.87 $0.90 $0.92 $0.94 $0.97 $1.00

$18.00 $0.88 $0.90 $0.93 $0.95 $0.98 $1.02

Last Twelve Months EPS $1.24 $20.00 $1.25 $1.30 $1.34 $1.39 $1.45 $1.51

$19.00 $1.25 $1.30 $1.35 $1.41 $1.46 $1.53

$18.00 $1.26 $1.31 $1.36 $1.42 $1.48 $1.55

Book Value per Share $10.25 $20.00 $9.91 $9.55 $9.16 $8.74 $8.28 $7.79

$19.00 $9.93 $9.58 $9.21 $8.81 $8.37 $7.89

$18.00 $9.95 $9.62 $9.27 $8.89 $8.47 $8.01

Pro forma data assumptions:

(1) Per share repurchase price ranging from $18—$20. (2) Cost of going private transaction estimated to be $130,000.

(3) Cost of funds related to cash used to fund repurchase amount assumed to be 3%.

Davenport & Company LLC Confidential Page 21

VALUATION considerations

Pro Forma Capital Ratios

Actual

Pro Forma 9/30/04 with Repurchases of:

Well Capitalized

Capital Ratios 9/30/04 $2 million $4 million $6 million $8 million $10 million $12 million Ratios

Tier 1 leverage ratio 10.4% 9.8% 9.1% 8.5% 7.8% 7.1% 6.5% 5.0%

Tier 1 to RW assets 14.5% 13.5% 12.5% 11.6% 10.6% 9.6% 8.6% 6.0%

Total capital to RW assets 15.5% 14.5% 13.5% 12.6% 11.6% 10.6% 9.6% 10.0%

Pro forma data assumes a repurchase price of $20.00 per share and no issuance of trust preferred securities.

Davenport & Company LLC Confidential Page 22

VALUATION considerations

Stock Price Premium Analysis

Time Prior to Closing Premiums at Corresponding Repurchase Prices

December 16, 2004 Date Price $16.00 $17.00 $18.00 $19.00 $20.00 $21.00

1 day 12/15/04 $17.00 -5.9% 0.0% 5.9% 11.8% 17.6% 23.5%

1 week 12/8/04 $16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6%

2 weeks 12/1/04 $17.00 -5.9% 0.0% 5.9% 11.8% 17.6% 23.5%

1 month 11/16/04 $16.30 -1.8% 4.3% 10.4% 16.6% 22.7% 28.8%

3 months 9/16/04 $16.00 0.0% 6.3% 12.5% 18.8% 25.0% 31.3%

1 year 12/16/03 $14.50 10.3% 17.2% 24.1% 31.0% 37.9% 44.8%

20 day average * 12/16/04 $16.50 -3.0% 3.0% 9.1% 15.2% 21.2% 27.3%

* Average closing price of Benchmark common stock for the 20 actual trading days prior to December 16, 2004.

Davenport & Company LLC Confidential Page 23

Pink sheets introduction

How does a company become quoted in the Pink Sheets?

To be quoted on the Pink Sheets, you need to find one market maker willing to quote your company’s stock. Only SEC-registered broker-dealers (market makers) that are members of the National Association of Securities Dealers (NASD) can quote securities in the Pink Sheets.

How can I find a market maker to file a Form 211?

Pink Sheets cannot recommend specific market makers. However, market makers listed in the Pink Sheets Service Provider Directory welcome potential issuers to contact them to discuss making a market in their company’s stock.

Are there any filing requirements with the Pink Sheets for the issuers?

Issuers are not required to register securities with the Securities and Exchange Commission (SEC), or be current in their reporting requirements to be quoted on the Pink Sheets. Nor are issuers required to file financial or other company information with the Pink Sheets. SEC Rule 10b-17 requires all issuers of publicly traded securities, including Pink Sheets securities, to notify the NASD at least 10 calendar days prior to the record date of any dividend or other distribution, stock split, reverse split, or rights or subscription offering.

What are the fees?

The Pink Sheets does not charge issuers a fee for being quoted on the service. Market makers are charged for each security in which they make a market in the Pink Sheets

How do I get my company “delisted” from the Pink Sheets?

Because securities are not “listed” on the Pink Sheets, it is not possible for an issuer to “delist” them. The only way to remove a company from the Pink Sheets is for all of the market makers to stop quoting it. If your company’s securities no longer actually exist, but are still being quoted, you should contact Nasdaq’s Market Integrity Department at 203-375-9609 and provide them documentation to that effect. Nasdaq will investigate and, if appropriate, eliminate the trading symbol and advise the Pink Sheets. Pink Sheets will then remove the market makers quotations in this security.

Davenport & Company LLC Confidential Page 24

Pink sheets

How are symbols assigned?

Nasdaq assigns all OTC security symbols.

How do I get my trading symbol or company name changed?

You should contact Nasdaq’s Market Integrity Department at 203-375-9609.

Who do I notify about a merger, stock split or other corporate action?

You should contact Nasdaq’s Market Integrity Department at 203-375-9609. Nasdaq will then notify the Pink Sheets of the changes.

How do I update my company’s information on pinksheets.com? Complete the Company Information Update Form

Do financial statements have to be audited?

Current NASD rules do not require the financial statements of Pink Sheet issuers to be audited, but they should be prepared in accordance with GAAP or, for foreign issuers, in accordance with their home country’s accounting standards.

What is the best product for Pink Sheet issuers?

You can capitalize on the visibility pinksheets.com provides by subscribing to the Pink Sheets premium issuers products. The Pink Sheets News Release and Financial Report Service and Level II quote sponsorship provide easy access to in-depth information about issuers that is valuable to both current and potential investors. These services are easy to use and offer an efficient way for issuers to communicate with the investing public.

How can I publish a news release or financial report on pinksheets.com?

To post financial reports through the Pink Sheets News Services is free of charge; to publish news releases through the Pink Sheets News Service is $99.95. A one-time $50.00 account verification and set up fee applies. To subscribe to this service, please download the Subscription Agreement and fax it to 212-868-3828.

What are the shareholder notification requirements?

Pink Sheets has no shareholder notification or shareholder approval requirements.

How do I halt trading in my company’s stock?

Only the NASD or the SEC can halt trading in OTC securities. The NASD does not have the authority to halt trading for the dissemination of OTC issuer news.

Davenport & Company LLC Confidential Page 25

Pink sheets

Virginia banks on the pink sheets

Total Assets Average Daily Volume

MstRctQtr Three Month

Company Name Ticker City ($000) (Shares)

Bank of Southside Virginia Corporation BSSC Carson 445,602 2

Blue Ridge Bank, NA BLUG Floyd 258,364 0

Blue Ridge Bankshares, Inc. BRBS Luray 85,901 8

Botetourt Bankshares, Incorporated BORT Buchanan 209,244 19

Central National Bank CKLV Lynchburg 114,853 36

Chesapeake Financial Shares, Inc. CPKF Kilmarnock 354,125 564

Community National Bank CNTB South Boston 244,907 NA

Farmers Bank of Appomattox FBPA Appomattox 147,167 10

First National Bank FNRM Rocky Mount 270,808 307

First National Exchange Bank FNEX Roanoke 243,905 122

Highlands Bankshares, Inc. HBKA Abingdon 574,760 94

Mountain National Bank MNBG Galax 224,332 55

Patrick Henry National Bank PHNY Bassett 387,179 386

Patriot Bank, National Association POKV Fredericksburg 239,158 23

Peoples National Bank PNVB Danville 371,617 415

Davenport & Company LLC Confidential Page 26